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                                                                  EXHIBIT 10(k)

                         UNFUNDED SUPPLEMENTAL BENEFIT PLAN
                         FOR SALARIED EMPLOYEES

                         Vulcan Materials Company

                         January 29, 1999


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CONTENTS

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Article 1.   Establishment and Purpose

Article 2.   Definitions

Article 3.   Administration

Article 4.   Eligibility and Participation

Article 5.   Supplemental Thrift Benefits

Article 6.   Supplemental Retirement Benefits

Article 7.   Rabbi Trust

Article 8.   Change in Control

Article 9.   Beneficiary Designation -- Supplemental Thrift Benefits

Article 10.  Withholding Taxes

Article 11.  Amendment and Termination

Article 12.  Miscellaneous



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VULCAN MATERIALS COMPANY
UNFUNDED SUPPLEMENTAL BENEFIT PLAN FOR SALARIED EMPLOYEES

ARTICLE 1.  ESTABLISHMENT AND PURPOSE

      1.1 ESTABLISHMENT. Vulcan Materials Company, a New Jersey corporation, hereby amends and restates, effective as of January 29, 1999 (the "Effective Date"), the Vulcan Materials Company Unfunded Supplemental Benefit Plan for Salaried Employees (the "Plan").

      1.2 PURPOSE. The primary purpose of the Plan is to make up for the reduction in benefits attributable to the tax-qualified plan limits of the Code, including Section 401(a)(17) and Section 415, and as a result of elective deferrals under the Vulcan Materials Company Executive Deferred Compensation Plan.

ARTICLE 2.  DEFINITIONS

      2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, and when the meaning is intended, the term is capitalized:

               (a) "Alternate Matching Contribution" means, with respect to any Participant, an amount equal to (i) the Matching Contribution that would have been made to the Investment Account (as such term is defined in the Thrift Plan) of the Participant for a given month were it not for the application of such Limitations, minus (ii) the Matching Contribution made to the Investment Account of such Participant for such month, after application of the Limitations.

               (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

               (c)   "Change in Control" means:

                           (1) the acquisition by any person, entity or
                     "group," within the meaning of Section 13(d)(3) or
                     (14)(d)(2) of the Exchange Act (excluding for this purpose, any employee benefit plan of the Company or any of its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities, in one transaction or a series of transactions; provided, however, that, if prior to such an acquisition, a majority of the Continuing Directors determines that such acquisition shall not, for purposes of the Plan, be deemed a Change in Control, such acquisition shall not constitute a Change in Control hereunder;

                           (2) individuals who, as of the Effective Date,
                     constitute the Board (the "Continuing Directors") cease for any reason to constitute at least a majority of the


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                     Board, provided that any person becoming a director of the
                     Company subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Continuing Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a Continuing Director; or

                           (3) approval by the Board of (i) a merger,
                     consolidation or reorganization of the Company in which, as a consequence of the transaction, either the Continuing Directors do not constitute a majority of the directors of the continuing or surviving corporation or any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, controls 25% or more of the combined voting power of the continuing or surviving corporation; (ii) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company; or (iii) any plan or proposal for the liquidation or dissolution of the Company; provided, however, that, if at the time of such approval, a majority of the Continuing Directors determines that such merger, consolidation, reorganization, sale, lease, other transfer, liquidation or dissolution shall not, for purposes of the Plan, be deemed a Change in Control, such transaction shall not constitute a Change in Control hereunder, and, provided further, that, if a majority of the Continuing Directors so determines, a Change in Control shall not be deemed to occur until the consummation of any such transaction.

              (d)    "CEO" means the Chief Executive Officer of the Company.

              (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              (f) "Committee" means the Compensation Committee of the Board (or any other committee designated by the Board that is eligible to administer the Plan in accordance with Rule 16b-3 under the Exchange Act).

              (g) "Company" means Vulcan Materials Company and also includes any Employing Company (as such term is defined in the Retirement Plan).

              (h)    "Company Stock" means the common stock of the Company.

              (i) "Disability" shall have the meaning ascribed to such term in the Company's long-term disability plan or, if no plan is then in effect, shall mean the determination by the Committee that the physical or mental condition of a Participant renders such Participant unable to carry out his or her duties and obligations to the Company.

              (j) "Early Retirement" shall have the same meaning as defined under the Retirement Plan.


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              (k)    "ERISA" means the Employee Retirement Income Security Act
                     of 1974, as amended from time to time.

              (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (m)    "Limitations" means:

                     (i)   the limitations set forth in Section 415 of the Code;

                     (ii) the dollar limit imposed by Section 401(a)(17) of the Code on the amount of compensation which may be taken into account under the Thrift Plan and the Retirement Plan; and

                     (iii) the reduction in the compensation that is taken into account under the Thrift Plan and the Retirement Plan (determined without regard to the dollar limit imposed by Section 401(a)(17) of the Code) to the extent that the reduction is attributable to the Participant's election to defer such compensation on a nonqualified basis under
                     Section 5.1 of the Vulcan Materials Company Executive Deferred Compensation Plan.

              (n) "Matching Contribution" shall have the same meaning as defined under the Thrift Plan.

              (o) "Normal Retirement Date" shall have the same meaning as defined under the Retirement Plan.

              (p) "Participant" means any key management employee of the Company who has been approved by the Committee for participation in the Plan under Section 4.1.

              (q)    "PBGC" means the Pension Benefit Guaranty Corporation.

              (r) "Plan Year" means the period of 12 consecutive months beginning each January 1 and ending December 31.

              (s)    "Rabbi Trust" means a grantor trust, as described in
                     Section 677 of the Code, that is established by the Company as provided in Article 7.

              (t) "Rabbi Trust Agreement" means the instrument establishing the Rabbi Trust, as such instrument may be amended from time to time.

              (u) "Retirement Plan" means the Retirement Income Plan for Salaried Employees of Vulcan Materials Company, as the same may be from time to time amended.

              (v) "Supplemental Retirement Benefits" means the benefits that are payable under Sections 6.1, 6.2, 6.3 or 6.4 of the Plan.


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              (w)    "Supplemental Thrift Benefits" means the benefits that are payable under Article 5 of the Plan.

              (x) "Termination of Employment Service" shall have the same meaning as defined under the Retirement Plan.

              (y) "Termination Due to Disability" of a Participant is deemed to have occurred on the date that the Committee determines the Disability of the Participant to be total and permanent.

              (z) "Thrift Plan" means the Vulcan Materials Company Thrift Plan for Salaried Employees, as the same may be from time to time amended.

              (aa) "Vested Benefit" shall have the same meaning as defined under the Retirement Plan.

              (bb) "Vesting Date" shall have the same meaning as defined under the Retirement Plan.

      2.2 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

ARTICLE 3.  ADMINISTRATION

      3.1 THE COMMITTEE. The Plan shall be administered by the Committee. In no event shall any member of the Committee be a Participant.

      3.2 AUTHORITY OF THE COMMITTEE.

              (a) Subject to the terms of the Plan, the Committee shall have full power and discretionary authority (i) to determine the terms and conditions of each Participant's participation in the Plan, (ii) to construe and interpret the Plan and any agreement or instrument entered into under the Plan, (iii) to establish, amend, and waive rules and regulations for the Plan's administration, (iv) subject to the provisions of Article 11, to amend the Plan and any agreement or instrument entered into under the Plan or to terminate the Plan, (v) to appoint and remove the trustee and the recordkeeper for the Rabbi Trust, and to direct the trustee and the recordkeeper with respect to their duties under the agreements pertaining to the Rabbi Trust, and (vi) to make any other determinations that may be necessary or advisable for the administration of the Plan.

              (b) To the extent permitted by law, the Committee (i) may delegate any or all of its authority granted under the Plan to one or more executives of the Company (provided that no executive of the Company who is a Participant shall exercise any authority with respect to his own participation in the Plan) and (ii) may designate one or more individuals who are not Participants (but who may be employees of the Company) to carry out ministerial duties related to the administration of the Plan, except that the Committee shall not delegate responsibility for any matter involving a person subject to
Section 16 of the Exchange Act if a decision by the Committee as to such matter


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would have the effect of exempting a transaction under the Plan from the application of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or any successor rule thereunder.

      3.3 DECISIONS BINDING. All determinations and decisions of the Committee (or of any person to whom the Committee has delegated its authority) under the Plan, including questions of construction and interpretation, shall be final, conclusive, and binding on the employees of the Company, the Participants and their beneficiaries and estates. Whenever the Plan authorizes the Committee or any other person to exercise discretion with respect to any matter, such discretion may be exercised in the sole and absolute discretion of the Committee or such person, subject only to the terms of the Plan and applicable requirements of law.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

      4.1 ELIGIBILITY. Persons eligible to participate in this Plan shall be limited to full-time, salaried employees of the Company, who are determined to be "key employees" by the CEO and who are approved for participation by the Committee. Further, to be eligible, an employee must be among a select group of management or highly compensated employees of the Company, such that the Plan qualifies for a "top hat" exemption under Title I of ERISA, as further described in Section 12.3 herein.

      4.2   PARTICIPATION.

              (a) Unless otherwise determined by the Committee, Participants in the Plan shall be eligible to receive both Supplemental Thrift Benefits and Supplemental Retirement Benefits. Employees who have been approved for participation in the Plan shall be notified in writing of such approval as soon as administratively practicable thereafter.

              (b) Subject to the following sentence, in the event a Participant no longer meets the eligibility requirements for participation in the Plan, such Participant shall retain all the rights of a Participant under the Plan, except for (i) the right to receive further Alternative Matching Contributions and (ii) the right to accrue additional Supplemental Retirement Benefits. If a Participant no longer falls within a select group of management or highly compensated employees of the Company, the Committee shall have the right to distribute to the Participant in cash all of the Participant's benefits previously accrued under the Plan.

ARTICLE 5.  SUPPLEMENTAL THRIFT BENEFITS

      5.1 PARTICIPANT ACCOUNTS.

         (a) The Company shall establish and maintain a separate bookkeeping account for the Alternative Matching Contributions, and the investment returns thereon, of each Participant (a "Supplemental Thrift Benefits Account Balance"). Each Participant shall be furnished with a statement of his account balance at least annually.

         (b) The establishment and maintenance of such accounts by the Company shall not be construed as entitling any Participant to any specific assets of the Company. The rights of


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Participants to receive any distribution under the Plan shall be an unsecured claim against the general assets of the Company.

      5.2 ALTERNATIVE MATCHING CONTRIBUTIONS. If under the Thrift Plan a Matching Contribution to a Participant is reduced by the application of the Limitations, such Participant shall be entitled to have an Alternative Matching Contribution credited to the Participant's Supplemental Thrift Benefits Account Balance. Such credit shall be made at the same time as the Matching Contribution (as so reduced) is made to the Participant under the Thrift Plan.

      5.3 INVESTMENT RETURN.

      (a) Each Participant's Supplemental Thrift Benefits Account Balance under the Plan shall be deemed invested, at the Participant's election, in any investment funds that are available for the investment of the Participant's Matching Contributions Account under the Thrift Plan. A Participant shall make an investment election (or change a previous election) in writing in a manner acceptable to the Committee, and the Committee may adopt such rules and procedures for the deemed investment of Participants' Supplemental Thrift Benefits Account Balances as the Committee considers necessary or appropriate. An investment election shall be effective for all amounts subsequently credited to the Participant's Supplemental Thrift Benefits Account Balance until the Participant makes a new investment election. If a Participant has not made an investment election, the Participant's Supplemental Thrift Benefits Account Balance shall be deemed invested and reinvested in the same proportions among such investment funds as is the Matching Contributions Account of the Participant under the Thrift Plan, subject to such restrictions and limitations as the Committee may deem necessary or appropriate.

              (b) Each Participant shall be entitled to an investment return based on the deemed investment of the Participant's Supplemental Thrift Benefits Account Balance, which shall be adjusted at such times and in such manner as the Committee deems appropriate to reflect the investment results of the investment funds in which such balance is deemed invested.

              (c) The Company shall have no obligation to invest any amounts in the investment funds in which the Supplemental Thrift Benefits Account Balances of Participants are deemed invested.

      5.4 CHARGES AGAINST ACCOUNTS. All payments made to a Participant under the Plan shall be charged against such Participant's Supplemental Thrift Benefits Account Balance when and as made.

      5.5   DISTRIBUTIONS.

              (a) Unless the Committee shall authorize another form of payment, a Participant's Supplemental Thrift Benefits Account Balance shall be distributed to the Participant, at the election of the Participant, in the form of (i) a single lump-sum cash payment or (ii) installments over a period of ten years. The Participant shall irrevocably elect a form of payment within 30 calendar days after he first becomes eligible to participate in the Plan (or, if later, within 30 days after the date of the amendment adding the installment option to the Plan). If no such election is made, the Participant's Supplemental Thrift Benefits Account Balance shall be paid in a single lump-sum cash payment.


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Such distribution shall be made or such distributions shall commence within 30 calendar days after the Participant's Termination of Employment Service or Termination Due to Disability.

              (b) Notwithstanding that a Participant may have elected a single lump-sum payment with respect to his Supplemental Thrift Benefits Account Balance pursuant to paragraph (a), such Participant may, at any time at least one year prior to the payment date, petition the Committee to allow the payment to be changed to a ten-year installment payout. The Committee may allow or refuse such request.

              (c) If the Company fails to make any payment due under this
Article 5 within 90 days after it first becomes due, the payment shall be made from the Rabbi Trust (to the extent assets in the Rabbi Trust are available to make the payment).

ARTICLE 6. SUPPLEMENTAL RETIREMENT BENEFITS.

      6.1 NORMAL RETIREMENT.

              If a Participant retires at or after such Participant's Normal Retirement Date in accordance with the provisions of the Retirement Plan, such Participant shall be entitled to a Supplemental Retirement Benefit equal to (i) the amount of such Participant's normal retirement benefit under the Retirement Plan, based upon such Participant's election as to the form of benefit payment, without regard to the Limitations, reduced by (ii) the amount of such Participant's retirement benefit under the Retirement Plan, based upon such Participant's election as to the form of benefit payment, after application of the Limitations.

      6.2 EARLY RETIREMENT.

              If a Participant elects Termination of Employment Service in order to take Early Retirement in accordance with the provisions of the Retirement Plan, such Participant shall be entitled to a Supplemental Retirement Benefit equal to (i) the amount of such Participant's early retirement benefit under the Retirement Plan, based upon such Participant's election as to the form of benefit payment, without regard to the Limitations, reduced by (ii) the amount of such Participant's early retirement benefit under the Retirement Plan, based upon such Participant's election as to the form of benefit payment, after application of the Limitations.

      6.3 VESTED BENEFIT.

              If a Participant experiences a Termination of Employment Service after reaching his Vesting Date under the Retirement Plan and is not entitled to a Supplemental Retirement Benefit under Section 6.1 or Section 6.2, such Participant shall be entitled to a Supplemental Retirement Benefit equal to (i) the amount of such Participant's Vested Benefit computed under the Retirement Plan, based on such Participant's election as to the form of benefit payment, without regard to the Limitations, reduced by (ii) the amount of such Participant's Vested Benefit computed under the Retirement Plan, based on such Participant's election as to the form of benefit payment, after application of the Limitations.


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      6.4 DEATH.

              (a) All provisions of the Retirement Plan pertaining to the designation of beneficiaries, including revocation thereof and the effect of a failure to designate a beneficiary, shall also apply with the same force and effect to the Plan. Each action taken by a Participant with respect to the designation or revocation of a beneficiary or beneficiaries under the Retirement Plan shall automatically extend to the Plan.

              (b) If a Participant's beneficiary becomes eligible at any time to receive a survivor annuity or death benefit payable prior to the commencement of such Participant's retirement benefit under the Retirement Plan, the beneficiary shall be entitled to a Supplemental Retirement Benefit equal to (i) the amount of the survivor annuity or death benefit which the beneficiary is entitled to receive under the Retirement Plan, without regard to the Limitations, reduced by (ii) the amount of the survivor annuity or death benefit which the beneficiary is entitled to receive under the Retirement Plan, after application of the Limitations.

      6.5 BENEFIT PAYMENTS.

              (a) Except as otherwise provided in paragraph (b), the payment of a Supplemental Retirement Benefit to which a Participant or such Participant's beneficiary is entitled under the Plan shall be made in the same manner and subject to the same conditions as is the corresponding benefit under the Retirement Plan.

              (b) If a Participant or such Participant's beneficiary is entitled to a Supplemental Retirement Benefit and if the present value of such Supplemental Retirement Benefit is $10,000 or less (determined as of the date payment of such Supplemental Retirement Benefit is to be made using the interest and mortality assumptions that are used under the Retirement Plan to satisfy Section 417(e) of the Code), the Company shall have the option to pay such Supplemental Retirement Benefit in the form of a single lump-sum cash payment.

      6.6 TAXABILITY OF BENEFITS PRIOR TO PAYMENT.

              If the Internal Revenue Service determines that a Participant or beneficiary is subject to federal income tax on any portion of a Supplemental Retirement Benefit before that benefit would otherwise become payable under the Plan, the amount that is then currently subject to tax shall be paid to the Participant or beneficiary in a single lump-sum cash payment as soon as practicable after the Committee is notified of the Internal Revenue Service's determination.

ARTICLE 7.  RABBI TRUST

      7.1 ESTABLISHMENT OF A RABBI TRUST. As soon as administratively practicable following the Effective Date, the Company shall establish an irrevocable Rabbi Trust to accumulate assets that will assist the Company in meeting its obligations under the Plan. The Rabbi Trust shall have an independent trustee that is selected by the Company. The trust agreement with respect to the Rabbi Trust shall provide that the assets of the Rabbi Trust shall at all times be specifically subject to the claims of the Company's creditors in the event of the bankruptcy or insolvency (as defined by the Rabbi Trust Agreement) of the Company.



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      7.2 FUNDING OF THE RABBI TRUST. Except as otherwise provided in Article
8, the Company may contribute cash, Company Stock, or any other asset to the Rabbi Trust when and as the Company deems appropriate.

ARTICLE 8. CHANGE IN CONTROL

      8.1 FUNDING OF THE RABBI TRUST. Upon the occurrence of a Change in Control, (i) the Company shall within ten business days thereafter contribute to the Rabbi Trust in cash an amount sufficient to cover all Supplemental Thrift Benefits and Supplemental Retirement Benefits accrued hereunder as of date on which the Change in Control occurs and (ii) the Company, within 30 day after the commencement of each Plan Year thereafter, shall contribute to the Rabbi Trust in cash such additional amounts as shall be necessary to ensure that the assets of the Rabbi Trust are at least sufficient to cover all Supplemental Thrift Benefits and Supplemental Retirement Benefits accrued as of the commencement of such Plan Year.

      8.2 PAYMENT OF SUPPLEMENTAL THRIFT BENEFITS.

              (a) If at any time after the occurrence of such Change in Control any of the following events (each, an "Accelerating Event") occurs:

                  (i)   a Participant's employment terminates for any reason; or

                  (ii)   the Plan is terminated;

then the terminated Participant (in the case of clause (i)), or any Participant (in the case of clause (ii), shall be entitled to receive a lump-sum cash payment equal to: (A) such Participant's Supplemental Thrift Benefit and (B) the present value (determined using the interest and mortality assumptions that are used under the Retirement Plan to satisfy Section 417(e) of the Code) of the Vested Benefit to which such Participant would be entitled pursuant to
Section 6.3 if the Accelerating Event constituted a Termination of Employment Service by the Participant after reaching such Participant's Vesting Date under the Retirement Plan.

         (b) The Company shall make, or shall cause the Rabbi Trust to make, the payments due under this Section 8.2 as soon as practicable, but not more than 30 days following, the date on which a demand for payment is received from the Participant.

      8.3 COMPOSITION OF THE COMMITTEE. The composition of the Committee immediately prior to the Change in Control shall not be changed after the Change in Control, except with the consent of a majority of the Continuing Directors. If, after the Change in Control, a member of the Committee resigns or is unable to serve due to death or disability, the remaining members of the Committee shall appoint a replacement.

      8.4 REIMBURSEMENT OF FEES AND EXPENSES. Following a Change in Control, the Company promptly shall reimburse a Participant for all legal fees and expenses reasonably incurred in successfully enforcing any right or benefit under the Plan.




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ARTICLE 9. BENEFICIARY DESIGNATION -- SUPPLEMENTAL THRIFT BENEFITS

      9.1 DESIGNATION OF BENEFICIARY. Each Participant may designate a beneficiary or beneficiaries who, upon the Participant's death, will receive the Supplemental Thrift Benefits that otherwise would have been paid to the Participant under the Plan. All such designations shall be signed by the Participant, and shall be in such form as is prescribed by the Committee. Each designation shall be effective as of the date delivered to the Committee (or to a Company employee appointed by the Committee to receive such designations); provided that the Committee must receive any beneficiary designation or change therein before the Participant's death. A Participant may change his beneficiary designation, at any time and from time to time, on such form as is prescribed by the Committee. In the event of the death of the Participant, the payment of all amounts deferred under the Plan, and the earnings thereon, shall be in accordance with the last written beneficiary designation signed and delivered by the Participant and not revoked.

      9.2 PAYMENT TO BENEFICIARY. If a Participant dies before his Supplemental Thrift Benefit has been paid in full, the payment thereof to the Participant's beneficiary or beneficiaries shall be made in a single lump-sum cash payment as soon as practicable following the Participant's death.

      9.3 DEATH OF BENEFICIARY. In the event that all the beneficiaries of a Participant predecease the Participant, the Supplemental Thrift Benefit that would have been paid to the Participant under the Plan shall be paid in a single lump-sum cash payment to the Participant's estate, or to the person or persons designated in writing by the Participant's estate.

      9.4 INEFFECTIVE DESIGNATION. In the event a Participant does not designate a beneficiary with respect to his Supplemental Thrift Benefit, or for any reason such designation is ineffective, in whole or in part, the Supplemental Thrift Benefit that otherwise would have been paid to the Participant under the Plan shall be paid in a single lump-sum cash payment to the Participant's estate.

ARTICLE 10.  WITHHOLDING OF TAXES

      The Company shall have the right to either (i) require Participants to remit to the Company, or any person or entity designated by the Committee to administer the Plan, an amount sufficient to satisfy any applicable federal, state, and local income and employment tax withholding requirements or (ii) to deduct from any payment made pursuant to the Plan amounts sufficient to satisfy such withholding requirements.

ARTICLE 11.  AMENDMENT AND TERMINATION

      The Company has the right to amend, suspend, or terminate the Plan at any time by action of the Board of Directors, except that (i) no such amendment, suspension, or termination shall, without the written consent of a Participant, change the time or form of any payout under the Plan or otherwise adversely affect, in any material respect, such Participant's rights with respect to amounts theretofore accrued under the Plan, and (ii) following a Change in Control, the Company shall not amend Section 5.5 (b), Articles 3, 7 or 8, or this Article 11, and shall not amend any other provision of the Plan in a manner that would alter the effect of Section 5.5(b), Articles 3, 7 or 8, or this Article 11.



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ARTICLE 12.  MISCELLANEOUS

      12.1 EMPLOYMENT. No provision of the Plan, nor any action taken by the Committee or the Company pursuant to the Plan, shall give or be construed as giving a Participant any right to be retained in the employ of the Company, or affect or limit in any way the right of the Company to terminate his employment.

      12.2 NOTICE. Any notice required or permitted to be given to the Committee or the Company under the Plan shall be sufficient if in writing and hand delivered, sent by registered or certified mail, or delivered in any other manner authorized by the Committee, to the Committee (or to a person designated by the Committee to receive such notices). Such notices, if mailed, shall be addressed to the principal executive offices of the Company. Notice to any Participant shall be given in any manner authorized by the Committee and, if mailed, shall be sent to the Participant's address as is set forth in the records of the Company.

      12.3 UNFUNDED PLAN. This Plan is intended to be an unfunded plan for tax purposes and for purposes of Title I of ERISA. The Plan is intended primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA, and therefore is further intended to be exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. The Committee may terminate the Plan for any or all Participants, subject to Article 11, in order to achieve and maintain these intended results.

      12.4 SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger or consolidation, the purchase of all or substantially all of the assets of the Company, or otherwise. The provision of the Plan with respect to each Participant shall be binding on such Participant's heirs, executors, administrators or other successors in interest.

      12.5 NONTRANSFERABILITY. The Committee may recognize the right of an alternate payee named in a domestic relations order to receive all or a portion of a Participant's benefit under the Plan, provided that (i) the domestic relations order would be a "qualified domestic relations order" within the meaning of Section 414(p) of the Code if Section 414(p) were applicable to the Plan, (ii) the domestic relations order does not purport to give the alternate payee any right to assets of the Company or its affiliates, and (iii) the domestic relations order does not purport to give the alternate payee any right to receive payments under the Plan before the Participant is eligible to receive such payments. Except as set forth in the preceding sentence with respect to domestic relations orders, and except as required under applicable federal, state, or local laws concerning the withholding of tax, the rights of any Participant or beneficiary to amounts deferred under the Plan, and the earnings thereon, are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any beneficiary, other than by will or by the laws of descent and distribution. In no event shall the Company make any payment under the Plan to any assignee or creditor of a Participant or beneficiary.

      12.6 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.



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

      12.7 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

      12.8 GOVERNING LAW. To the extent not preempted by federal law, the Plan shall be governed by and construed in accordance with the laws of the state of New Jersey, without giving effect to any choice or conflict of law provision or rule.




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